UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported) - December 12, 2005


                             MTM TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


       New York                           0-22122                13-3354896
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(State or other jurisdiction      (Commission File Number)     (IRS Employer
      of Incorporation)              Identification No.)


                  1200 High Ridge Road, Stamford, Connecticut           06905
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                (Address of principal executive offices)             (zip code)


         Registrant's telephone number, including area code   -   203-975-3700
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          (Former Name or Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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INTRODUCTORY COMMENT

         Throughout this Current Report on Form 8-K, the terms "MTM" and the "Company" refer to MTM Technologies, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a)      2006 Bonus Arrangement

         The Company's Compensation Committee has adopted a bonus arrangement for the 2006 fiscal year. The Compensation Committee approved target bonuses for the Company's executive team (CEO, COO, CFO, SVP HR, General Counsel, VP Corporate Development). The range for the bonus arrangements are between 25% - 50% of base salary. The primary measure of accomplishment for paying bonuses for the 2006 fiscal year will be meeting certain EBITDA objectives.

(b)      Appointment of Principal Officer

         See "Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers" below for a description of the amendment to Alan Schwartz's severance agreement and the new severance agreement entered into between the Company and Michael El-Hillow.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a)      Alan Schwartz

         On May 21, 2004, Alan Schwartz and the Company entered into a severance agreement, as amended on January 3, 2005 (the "Schwartz Severance Agreement") which provided, among other things, that Mr. Schwartz would serve as our Chief Financial Officer. On December 13, 2005, Mr. Schwartz and the Company entered into a further amendment to his severance agreement. The amendment provides that effective January 3, 2005, Mr. Schwartz will serve as our Senior Vice President
- acquisitions, and will no longer serve as our Chief Financial Officer.

         A copy of the amendment to the Schwartz Severance Agreement, dated December 13, 2005 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

         The description of the Schwartz Severance Agreement is qualified in its entirety by reference to the terms of the Schwartz Severance Agreement previously filed as Exhibit 10.2 to the Form 8-K filed with the Securities and Exchange Commission on January 6, 2005, and the amendment to Schwartz Severance Agreement previously filed as Exhibit 10.3 to the Form 8-K filed with the Securities and Exchange Commission on January 6, 2005, which are incorporated herein by reference.


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


(b)      Michael El-Hillow

         On December 12, 2005, Michael El-Hillow and the Company entered into an employment agreement which provides, among other things, that Mr. El-Hillow will serve as the Company's Senior Vice President and Chief Financial Officer effective January 3, 2006 ("Employment Agreement"). From November 2001 until December 2005 he served as Executive Vice President of Finance and Administration and Chief Financial Officer of Advanced Energy Industries, Inc., a supplier of technologies used in the production of semiconductors, flat panel displays, data storage products, and other advanced product applications. From April 1997 to July 2001, Mr. El-Hillow was Senior Vice President and Chief Financial Officer of Helix Technology Corporation, a manufacturer of vacuum products for semiconductors, flat panel display and data storage markets. He was Senior Vice President and Chief Financial Officer of Spike Broadband Systems, Inc. from July 2001 to October 2001. Prior to his roles at Helix Technology Corporation, he was Vice President, Finance, Treasurer and Chief Financial Officer at A.T. Cross Company and an audit partner at Ernst & Young LLP. Mr. El-Hillow serves as the Chairman of the Board of Directors of Evergreen Solar, Inc., a manufacturer of solar panels and related products. Mr. El-Hillow is currently 54 years old.

         Mr. El-Hillow, under the Employment Agreement, will report directly to our Chief Executive Officer. Mr. El-Hillow will be employed by the Company on an "at-will" basis and the Company and Mr. El-Hillow have the right to terminate the Employment Agreement at any time upon thirty days written notice to the other party.

         During the period that Mr. El-Hillow is employed by the Company (the "Employment Period"), the Company will pay to Mr. El-Hillow a base salary at the rate of $290,000 per annum, payable in arrears not less frequently than monthly in accordance with the normal payroll practices of the Company. Mr. El-Hillow's base salary will be subject to review each year for possible increase by the Board in its sole discretion, but in no event will such base salary be decreased from its then existing level during the Employment Period. Mr. El-Hillow will also be entitled to receive additional compensation, at such times and in such amounts, as shall be determined in the sole discretion of the Board and the Compensation Committee thereof, consistent with the management bonus plan of the Company in effect from time to time for senior executives, if any. Further, subject to the approval of the Board and the Compensation Committee thereof, Mr. El-Hillow will be entitled to receive awards under any stock option or equity based incentive compensation plan or arrangement adopted by the Company during the Employment Period for which senior executives are eligible. The level of Mr. El-Hillow's participation in any such plan or arrangement shall be determined in the sole discretion of the Board and the Compensation Committee thereof. We are currently considering granting shares of the Company's Common Stock or other equity participation rights to Mr. El-Hillow as further compensation.

         In the event of a termination of Mr. El-Hillow employment on or before the fourth anniversary date of the Employment Agreement (x) by the Company other than for "cause" (as defined in Employment Agreement ) or (y) by the Executive for "good reason" (as defined in the Employment Agreement) or (z) as a result of death or Permanent and Total Disability (as defined in the Employment Agreement), in each case the Company shall provide to Mr. El-Hillow (or his legal representative) (i) the rights, payments and benefits payable at such


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times as set forth in the Employment Agreement, including those set forth below, and (ii) a release and waiver of claims in favor of Mr. El-Hillow, as consideration for the execution and non-revocation by Mr. El-Hillow of a release agreement in favor of the Company and its shareholders and their respective directors, officers and employees:

         a. Salary. A continuance of his salary at 100% of his then current base salary, as a severance payment, for a period equal to 1 year from the date of termination of Mr. El-Hillow's employment (the "Severance Period").

         b. Options. The impact of Mr. El-Hillow's termination of employment on the stock options held by Mr. El-Hillow will be governed by the applicable stock option plan and agreement. Any stock options granted to Mr. El-Hillow on or after the date of the Employment Agreement will provide that, upon termination of the Mr. El-Hillow's employment by the Company other than for "cause" or by Mr. El-Hillow for "good reason", any unvested shares subject to such options shall become fully vested and immediately exercisable in connection with such termination and shall remain exercisable up to and including the termination date of such options.

         c. Other Benefits. During the Severance Period, Mr. El-Hillow will be entitled to a continuance of coverage under all health, life, disability and similar employee benefit plans and programs of the Company on the same basis as Mr. El-Hillow was entitled to participate immediately prior to the Severance Period, provided that Mr. El-Hillow's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Mr. El-Hillow's participation in any such plan or program is barred for any reason, the Company shall arrange to provide Mr. El-Hillow with benefits substantially similar to those which he would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

         Mr. El-Hillow's employment agreement also provides that the Company we indemnify him to the fullest extent permitted by law and by our certificate of incorporation and bylaws and shall assure that he is covered by our directors' and officers' insurance policies and any other insurance policies that protect employees as in effect from time to time.

         During Mr. El-Hillow's employment and for a period of (i) two years thereafter upon Mr. El-Hillow's terminating his employment or (ii) one year thereafter upon the Company terminating Mr. El-Hillow's employment, without the prior written consent of the Company, Mr. El-Hillow shall be prohibited from engaging in certain business activities in competition with the Company.

         A copy of Mr. El-Hillow's employment agreement, dated December 12, 2005, is attached hereto as Exhibit 10.2 and is incorporated into this Item 5.02 by reference.


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ITEM 7.01   REGULATION FD DISCLOSURE

         A copy of the Company's press release dated December 13, 2005 is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

ITEM 9      FINANCIAL STATEMENTS AND EXHIBITS

9.01     Financial Statements and Exhibits

(c)      Exhibits

Exhibit 10.1  Amendment to Alan Schwartz Severance Agreement.

Exhibit 10.2  Michael El-Hillow Employment Agreement.

Exhibit 99.1  Press Release.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MTM TECHNOLOGIES, INC.
                                           -----------------------------------
                                             (Registrant)


                                             By:/s/Francis J. Alfano
                                                ------------------------------
                                                Name:  Francis J. Alfano
                                                Title: Chief Executive Officer


December 15, 2005


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                                  EXHIBIT INDEX

EXHIBIT
-------

Exhibit 10.1   Amendment to Alan Schwartz Severance Agreement.

Exhibit 10.2   Michael El-Hillow Employment Agreement.

Exhibit 99.1   Press Release.


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